SCHEDULE 14A INFORMATION

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


GOLDEN ENTERPRISES, INC.
2101 Magnolia Avenue South
Suite 212
Birmingham, Alabama 35205
NOTICE OF ANNUAL MEETING
Notice Is Hereby Given that the Annual Meeting of the Stockholders of Golden Enterprises, Inc., (the "Company") a Delaware Corporation, will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on September 25, 2000, at 11:00 A.M., Birmingham time, for the following purposes:
1. To elect a Board of Directors.
2. To transact such other business as may properly come before the meeting.Stockholders of record at the close of business on August 4, 2000, are entitled to notice of and to vote at the meeting. All Stockholders are cordially invited to attend the meeting.
By Order of the Board of Directors
John S. Stein
Chairman
Birmingham, Alabama
September 1, 2000

HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE
PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE
MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU
ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN
THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE
MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES
PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.

PROXY STATEMENT
GENERAL
The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on September 25, 2000, at 11:00 A.M. All holders of record of common stock as of August 4, 2000, will be entitled to vote at the meeting and any adjournment thereof.
The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.

PERSONS MAKING THE SOLICITATION
This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.

SECURITY HOLDERS ENTITLED TO VOTE
Holders of shares of common stock of the Company of record at the close of business on August 4, 2000, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 4, 2000 was 11,973,000 shares. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
At August 4, 2000, Sloan Y. Bashinsky, Sr., Chairman Emeritus of the Board and Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of theCompany. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.

Name and Address of             Amount and Nature of              Percent of
Beneficial Owner                Beneficial Ownership (1)            Class
Sloan Y. Bashinsky, Sr.         Direct         Indirect             55.9%
2101 Magnolia Ave. So.            5,000    6,683,672 (2)(3)(4)
Suite 212
Birmingham, Alabama 35205

Name and Address of             Amount and Nature of              Percent of
Beneficial Owner                Beneficial Ownership (1)            Class
Compass Bank, as Trustee        Direct         Indirect              8.9%
of the Golden Enterprises, Inc.  -0-         1,070,344 (5)
and subsidiaries Employee
Stock Ownership Plan
701 South 32nd Street
Birmingham, Alabama 35233 (a)

 (1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security; and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.(2) Includes 5,283,128 shares owned by SYB, Inc., a corporation of which Sloan Y. Bashinsky, Sr.
is Chairman of the Board and the majority stockholder. For Securities and Exchange Commission reporting purposes, Mr Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.
(3) Includes 1,000,000 shares owned by SYB, Inc. as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc. exercises the right to vote the shares and the investment power relative to the shares.
(4) Includes 400,544 shares owned by the Bashinsky Foundation, Inc.
of which Sloan Y. Bashinsky, Sr. is the founder and Chairman of the Board. (5) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Chief Executive Officer and President of the Company;
Mark W. McCutcheon, President of Golden Flake Snake Foods, Inc., and John H. Shannon, Vice President and Secretary of the Company.
(a) The Employee Stock Ownership Plan is an employee benefit plan qualified under 401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of 1974.

Security Ownership Of Management
The following table shows the shares of common stock of Golden
Enterprises, Inc. beneficially owned, directly or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 4, 2000:

                                     Amount and Nature of
                                     Beneficial Ownership (1)
                                                             Percent of
Name                           Direct        Indirect           Class
John S. Stein (a) (b)         288,854          -0-  (4)          2.4%
J. Wallace Nall, Jr.           -0-          196,000 (5)          1.6%
Edward R. Pascoe              145,000          -0-               1.2%
F. Wayne Pate                 136,994           32  (6)          1.1%
John P. McKleroy, Jr. (c) (d)  25,000 (2 )     -0-                *
D. Paul Jones, Jr.             12,427 (3 )   2,000  (7)           *
James I. Rotenstreich           9,533          -0-                *
John S. P. Samford              1,666          -0-                *
Joann F. Bashinsky (e) (f)     10,571          -0-                *
Mark W. McCutcheon              4,455          -0-  (4)           *

All Directors and             658,750        198,032             7.2%
Officers as a group
*Less than one percent of class.

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security. (2) Includes 20,490 shares held by a self-employed pension plan and personal IRA account for the benefit of John P. McKleroy, Jr.(3) Does not include a .8876 fractional share held pursuant to the Company's Dividend
Reinvestment Plan. (4) Does not include any portion of the 1,070,344 shares of common stock of the Company which are owned by Compass Bank, as Trustee of Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Messrs. Stein and
McCutcheon are members of the plan's administrative committee and exercise the voting power of the shares. Messrs. Stein and McCutcheondisclaim any beneficial ownership of such shares with the exception of the following shares which are vested in their respective accounts as an employee-participant under the Plan:
Stein 40,990, McCutcheon 2,486. (5) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For Securities and Exchange Commission reporting purposes, Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.
(6) Includes 32 shares owned by the wife of F. Wayne Pate.
(7) Shares owned by Mr. Jones' wife and mother-in-law.
(a) Mr. Stein is a Director and President of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr.
Stein does not possess and specifically disclaims any beneficial ownership of these shares.(b) Mr. Stein is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares. (c) Mr. McKleroy is a Director and Secretary of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares. (d) Mr. McKleroy is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock.
Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares. (e) Mrs. Bashinsky is a Director and Vice President of SYB, Inc., which beneficially owns 6,283,128 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.
(f) Mrs. Bashinsky is a Director and Vice President of the Bashinsky Foundation, Inc., which beneficially owns 400,544 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

Each Director has the sole voting and investment power of the shares directly owned by him.

SYB, Inc., beneficially owns 6,283,128 shares of common stock of the Company. John S. Stein, Joann F. Bashinsky and John P. Mckleroy, Jr.,
Directors of the Company, each serves as a Director and Officer of SYB, Inc. Joann F. Bashinsky is the wife of Sloan Y. Bashinsky, Sr. Mr. Bashinsky is Director Emeritus of the Company and owns 80% of the voting stock of SYB, Inc. and the other 20 % is vested in a trust for the use and benefit of his children and grandchildren of which John P. McKleroy, Jr., serves as a Co-Trustee. In Mr. Bashinsky's will and in the trust document, he has provided that in the event SYB, Inc. or his estate owns any shares of Golden Enterprises stock at his death, the shares of Golden Enterprises held by SYB, Inc. and the estate and the voting shares of SYB, Inc. shall be voted by a committee made up of each member of the Board of Directors of Golden Enterprises and one member designated by his executors/trustees.

PROPOSAL ONE
ELECTION OF DIRECTORS
At the Annual Meeting, ten Directors (constituting the entire Board of Directors) are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting. Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees unless the Board of Directors reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.
The following table shows the names of the nominees for election as directors, their respective ages as of August 4, 2000, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.

Name and Age: John S. Stein, 63
Principal Occupation, Business Experiences and Other Directorships:
Mr. Stein is Chairman of the Board, Chief Executive Officer and President of the Company. He was elected Chief Executive Officer on June 1, 1991, Chairman on June 1, 1996, and President on June 1, 2000. He served as President of the Company from 1985 to November 1998.
Mr. Stein has been employed with the Company and its subsidiaries since 1961. Mr. Stein is a Director of Compass Bancshares, Inc.
DirectorSince: 1971

Name and Age: Edward R. Pascoe, 63
Principal Occupation, Business Experiences and Other Directorships:
Mr. Pascoe is former Chairman of the Board of Steel City Bolt & Screw, Inc. (formerly Coosa Acquisition, Inc.) which, on February 8, 1995, acquired the bolt and special fastener business owned by the Company.
 He served as President of Steel City Bolt & Screw, Inc. and Nall
& Associates, Inc., which were wholly-owned sub-sidiaries of the Company, from 1972 and 1973, respectively, until 1995.
Director Since: 1971

Name and Age: John P. McKleroy, Jr., 56
Principal Occupation, Business Experiences and Other Directorships:
Mr. McKleroy is an attorney and member with Spain & Gillon, L.L.C., general counsel for the Company. He has practiced law with this firm since 1968. Director Since: 1976

Name and Age: James I. Rotenstreich, 63
Principal Occupation, Business Experiences and Other Directorships:
Mr. Rotenstreich is Chairman and Chief Executive Officer of JHF Holdings, Inc. ("JHF"), a company formerly doing business under the name of Jefferson Home Furniture Company, Inc. He has served as Chief ExecutiveOfficer since 1967 and as Chairman since 1992.
In May of 1994, JHF sold its retail home furniture interest and is presently engaged in real estate and investment holdings.
Director Since: 1984

Name and Age: John S. P. Samford, 50
Principal Occupation, Business Experiences and Other Directorships:
Mr. Samford is President and sole owner of Samford Capital Corporation, an investment holding company which he formed in 1989.
Director Since: 1984


Name and Age: D. Paul Jones, Jr., 57
Principal Occupation, Business Experiences and Other Directorships:
Mr. Jones is Chairman of the Board and Chief Executive Officer of Compass Bancshares, Inc. (a bank holding company), and of its subsidiary, Compass Bank. He assumed these positions an April 1, 1991. Mr. Jones has been employed with Compass Bancshares, Inc. (formerly Central Bancshares of the South, Inc.) and Compass Bank (formerly Central Bank of the South) since 1978.
Director Since: 1991


Name and Age: J. Wallace Nall, Jr., 60
Principal Occupation, Business Experiences and Other Directorships:
Mr. Nall is President of Nall Development Corporation and a General Partner of Nall Partnership, Ltd. He has held these positions since 1981. Nall Development Corporation is an investment holding company and Nall Partnership, Ltd. is a real estate investment and development company. Director Since: 1991

Name and Age: F. Wayne Pate, 65
Principal Occupation, Business Experiences and Other Directorships:
Mr. Pate retired as President of the Company on May 31, 2000. He served as President from November 1, 1998 until retirement. He also served as President of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary of the Company from September 20, 1991, to November 1, 1998. Director Since: 1992

Name and Age: Joann F. Bashinsky, 68
Principal Occupation, Business Experiences and Other Directorships:
Mrs. Bashinsky is Vice President of SYB, Inc., which position she has held since 1981. SYB, Inc. is an investment holding company, which is the principal owner of the Company. Mrs. Bashinsky also serves as Vice President of Bashinsky Foundation, Inc., a private charitable foundation. Mrs. Bashinsky is the wife of Sloan Y. Bashinsky, Sr., who retired as Chairman of the Board of the Company on May 31, 1996. Director Since: 1996

Name and Age: Mark W. McCutcheon, 45
Principal Occupation, Business Experiences and Other Directorships:
Mr. McCutcheon is President of Golden Flake Snake Foods, Inc., a wholly owned subsidiary of the Company. He was elected President on November 1, 1998, and has been employed by Golden Flake since 1980. During his employment, he has served as plant Manager of the Ocala, Florida Plant, Plant Manager of the Birmingham, Alabama Plant,
Vice President of Manufacturing, Vice President of Operations, and Executive Vice President. Director Since: 1999

Sloan Y. Bashinsky, Sr., the husband of Joann F. Bashinsky is a "control person" by reason of his beneficial ownership of voting securities.

Committees Of The Board Of Directors
The Company has a Compensation Committee, a Stock Option Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.
During the fiscal year ended May 31, 2000, the Compensation Committee was made up of John S. Stein, John S.P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr. The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers. During the Fiscal year ended May 31, 2000, the Stock Option Committee was made up of James I. Rotenstreich, John S. P. Samford, D. Paul Jones, Jr.
and J. Wallace Nall, Jr. The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the 1998 Stock Option and Stock Appreciation Rights Plan and the 1996 Long Term Incentive Plan.
The Audit Committee is made up of James I. Rotenstreich, John S. P. Samford and D. Paul Jones, Jr. The Audit Committee reviews with the independent auditors, the corporate controller and the Company's general counsel the results of the independent auditor's annual report on the Company's financial statements. The Audit Committee also reviews and confers with management and the Board of Directors with respect to the selection of the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee's duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

Meetings Of The Board Of Directors and Committees
During the fiscal year ended May 31, 2000, there were four regular meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met twice during the year. All incumbent directors attended all of the meetings of the Board and the Committees on which they served, except Edward R. Pascoe who attended
75% of the Board meetings.

Compensation of Directors
During the fiscal year ended May 31, 2000, the Company paid each of its non-employee Directors a retainer of $300 per month and all Directors, including Directors who were employees of the Company, were paid a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Stock Ownership Reporting By Directors And Officers
Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors, Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section 16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 2000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following table summarizes the compensation paid or accrued by the Company and its subsidiary during the fiscal years 1998, 1999 and 2000 to the Company's Chief Executive Officer and to the three most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceed $100,000.

SUMMARY COMPENSATION TABLE
Annual Compensation
John S. Stein Chairman, President and Chief Executive Officer (a)
                                                    Other Annual
Year           Salary($)           Bonus($)       Compensation($)
2000         $246,375                                 $18,728
1999         $264,166                -
1998         $259,000             $25,368                 -

F. Wayne Pate President and President of Golden Flake Snack Foods, Inc. (b)
                                                    Other Annual
Year           Salary($)           Bonus($)       Compensation($)
2000        $179,763              $18,728                 -
1999        $194,500                  -                   -
1998        $189,000              $25,368                 -

John H. Shannon Vice President, Secretary & Controller
                                                    Other Annual
Year           Salary($)           Bonus($)       Compensation($)
2000        $105,850                  -                   -
1999        $116,500                  -                   -
1998        $111,600                  -                   -
Mark W. McCutcheon President Golden Flake of Snack Foods, Inc. (c)
                                                    Other Annual
Year           Salary($)           Bonus($)       Compensation($)
2000        $125,000              $18,728                 -
1999        $106,666                  -                   -


Long-Term Compensation Awards
John S. Stein Chairman, President and Chief Executive Officer (a)
                     Securities Underlying            All Other
Year              Options/SARs (#)(1)               Compensation($)
2000                          -                   $131,157 (2)(3)(4)
1999                      20,000                  $125,879
1998                         -                    $124,031

F. Wayne Pate President and President of Golden Flake Snack Foods, Inc. (b)
                     Securities Underlying            All Other
Year              Options/SARs (#)(1)               Compensation($)
2000                         -                    $164,023 (2)(3)(4)
1999                         -                    $199,835
1998                         -                    $147,787

John H. Shannon Vice President, Secretary & Controller
                     Securities Underlying             All Other
Year              Options/SARs (#)(1)                Compensation($)
2000                        -                      $2,474 (3)
1999                        -                      $1,596
1998                        -                      $3,012

Mark W. McCutcheon President Golden Flake of Snack Foods, Inc. (c)
                     Securities Underlying             All Other
Year              Options/SARs (#)(1)                Compensation($)
2000                        -                      $13,548 (2)(3)
1999                      20,000                   $10,354


(1) During the 2000 fiscal year, no incentive stock options were granted under the 1996 Long Term Incentive Plan.
(2) Includes director's fees paid by the company and its subsidiary as follows: Mr. Stein ($13,000), Mr. Pate ($11,000), Mr. McCutcheon ($11,000).
(3) Includes contributions to the Company's and subsidiary Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. Stein ($2,640),
Mr. Pate ($3,712), Mr. Shannon ($2,474) and Mr. McCutcheon ($2,548).
(4) Includes amounts accrued, but not paid, to provide for possible future payments under salary continuation plans covering Mr. Stein and Mr. Pate. The plans provide for payments of up to $120,000 per year for fifteen years following death, disability or retirement at age 65.
During the 2000 Fiscal Year, the amounts accrued, respectively, were as follows: Mr. Stein ($115,517)and Mr. Pate ($149,311). The plans are funded in part with life insurance on the life of Mr. Stein. (a) John S. Stein served as Chairman of the Board and Chief Executive Officer for fiscal years 1998, 1999 and 2000. He served as President for fiscal year 1998 and during Fiscal 1999 until November 1, 1998.
(b) F. Wayne Pate was elected President of the Company on November 1,
1998.
(c) Mark W. McCutcheon was elected President of Golden Flake Snake Foods, Inc. on November 1, 1998.

401(k) Profit Sharing Plan And Employee Stock Ownership Plan
The Company and its subsidiary each maintain a 401(k) Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock
Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after five years of service. The contribution to the plans for the fiscal year ended May 31, 2000 was $510,000, with the following amounts being credited to the accounts of the following persons named in the Cash Compensation Table: John S.
Stein, $2,640; F. Wayne Pate, $3,712; John H. Shannon, $2,474; and Mark W. McCutcheon $2,548. (See Summary Compensation Table on page 8 - These amounts are included within compensation shown in table.)
The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Chief Executive Officer and President of the Company; Mark W. McCutcheon, President of Golden Flake Snack Foods, Inc.; and John
H. Shannon, Vice President, Secretary and Controller of the Company.

1988 Stock Option And Stock Appreciation Rights Plan
In 1988, the Company's shareholders approved the 1988 Stock Option and
Stock Appreciation Rights Plan (the "1988 Plan"). The purpose of the 1988
Plan is to make shares of the common stock of the Company available for purchase by key employees and to provide the employees with the opportunity to participate in the growth and financial success of the Company and to give them an increased personal interest in and a greater concern for the Company's continued success and growth.
Under the 1988 Plan, non-qualified Stock Options to purchase up to 175,5000 shares of Common Stock of the Company and Stock Appreciation Rights
(SARs) may be granted to key employees. Directors of the Company who are not officers are not eligible to participate in the 1988 Plan.
The grant of stock options and SARs is administered by the Stock Option Committee of the Board of Directors. The Committee selects those key employees of the Company to whom options are granted, the time at which options are granted, and the number and price of shares which may be purchased upon the exercise of options. The option price may be less than, equal to or greater than the fair market value of the stock on the day the option is granted and the option price may vary among employees.
The Committee may also grant SARs when granting options. SARs are exercisable only when the underlying option is exercisable. SARs granted to an employee shall be equal to the number of shares that the employee is entitled to purchase under the related option. An employee to whom an SAR is granted may not exercise the SAR unless he simultaneously exercises the stock option to which the SAR relates and the employee shall be deemed to have automatically exercised his SAR when and at the same time that he exercises his stock option to which the SAR relates. If an employee does not exercise his stock option so that it expires, his SAR which relates to said option shall also expire.
When SARs are exercised, the optionee receives from the Company a sum of cash equal to the amount of the appreciation in the underlying common stock as determined by the excess of the fair market value of a share of common stock on the exercise date of the related stock option over the option price. During the fiscal year ended May 31, 2000, no options or SARs were granted under the 1988 Plan to any employee, including the executive officers named in the Summary Compensation Table above and no options or SARs were exercised. There are currently no options or SARs outstanding under the 1988 Plan which are presently exercisable or may be exercisable in the future.

1996 Long Term Incentive Plan
On September 27, 1996, the Company's shareholders approved the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the "1996 Plan"). The purpose of the 1996 Plan is to further the growth in earnings and market appreciation of the Company by providing long term incentives to those officersand key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention.
The 1996 Plan is administered by the Stock Option Committee of the Board of Directors.
The 1996 Plan authorizes the Stock Option Committee to grant to officers and key employees in the 1996 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights ("SARs") (which may be issued in tandem with stock options),
(iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the 1996 Plan shall be those officers and key employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the company or its subsidiaries.Participants are chosen from this group by the Stock Option Committee.
Shares Reserved for Issuance.The aggregate number of shares of the Company's common stock which may be issued under the 1996 Plan may not exceed 500,000. Shares subject to options granted under the 1996 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 1996 Plan is 100,000.
Stock Options. The Stock Option Committee is authorized to determine the terms and conditions of all option grants, subject to certain specific limitations as set forth in the 1996 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Company's common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Stock Options Committee, or, in the discretion of the Stock Option Committee, in the form of unrestricted common stock of the Company owned by the optionee.
Stock Appreciation Rights. The Stock Option Committee is authorized to grant SARs either independent of or in connection with stock options granted under the 1996 Plan. The exercise of SARs will entitle the holder thereof to an amount (the "appreciation") equal to the difference between the fair market value of the common stock on the date the SAR was issued (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Company on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Company at the discretion of the Stock Option Committee. The exercise of SARs granted in connection with options will terminate those options.
The exercise of SARs which are paid in common stock will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 1996 Plan.
Restricted Stock.The Stock Option Committee is authorized to award restricted stock under the 1996 Plan subject to such terms and conditions as the Stock Option Committee may determine. The Stock Option Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon suchother criteria as the Stock Option Committee may determine. The
Stock Option Committee has the discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of the restricted stock on a case by case basis at any time. Performance Units. The Stock Option Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Stock Option Committee and will relate to the performance of the Company (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Stock Option Committee, including, without limitation, growth in earnings, the ratio of earnings to shareholder's equity or the ratio of earnings to total capital.
The Stock Option Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Stock Option Committee's discretion, in cash or common stock of the Company
(based on the then current fair market value of such stock).
Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Company to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the 1996 Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.
During the fiscal year ended May 31, 2000, no incentive stock options were granted under the 1996 Plan and no options were exercised. More detailed information concerning outstanding options is set forth in the following table.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values
      (a)                       (b)                       (c)
                          Shares Acquired
Name                      on Exercise (#)            Value Realized($)
John S. Stein, CEO               0                         0
F. Wayne Pate                    0                         0
John H. Shannon                  0                         0
Mark W. McCutcheon               0                         0

     (d)	                (e)
Number of Securities           Value of
Underlying                   Unexercised
Unexercised                  In-the-Money
Options/SARs at              Options/SARs
FY-End (#)                   at FY-End (#)

Exercisable/                  Exercisable/
Unexercisable                 Unexercisable
60,000/0                          0/0
30,000/0                          0/0
10,000/0                          0/0
40,000/0                          0/0

Compensation Committee Interlocks And Insider Participation
During the fiscal year ended May 31, 2000, John S. Stein, John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr., and J. Wallace Nall, Jr., constituted the Compensation Committee of the Company's Board of Directors. John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr. also served on the Company Stock Option Committee. Mr. Stein is Chairman, Chief Executive Officer and President of the Company and is a member of the Board of Directors of Compass Bancshares, Inc., of which D. Paul Jones, Jr., a Director of the Company, is Chairman, Chief Executive Officer and President.

Compensation Committee Report On Executive Compensation for the
Fiscal Year Ended May 31, 2000.
The Compensation Committee of the Board of Directors (the "Compensation Committee") was comprised during fiscal 2000 of John S. Stein, John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr., none of whom, with the exception of Mr. Stein, are officers of the Company or its subsidiary.
The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden
Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensation of such officers.
The Stock Option Committee during fiscal 2000 was made up of James I. Rotenstreich, D. Paul Jones, Jr., John S. P. Samford and J. Wallace Nall, Jr. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the 1988 Stock Option and Stock Appreciation Rights Plan and the 1996 Long Term Incentive Plan.
The Company's executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.
Base salary is the foundation of executive compensation. Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation Committee after its review of recommendations received from the Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO").
Annual incentive bonus formulas are established for the CEO, President and the top executive officer of Golden Flake. The CEO, President and the top executive officer of Golden Flake are paid a percentage of the company's pre-tax operating earnings that exceed a targeted return on equity.
The base salaries and incentive bonus formulas for fiscal 2000 reported in this Proxy Statement were recommended by the Compensation Committee in April, 1999 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman and CEO, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.
In reviewing the recommendations of the Chairman and CEO and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers' base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.
The Board's approval of such recommendations of the Compensation
Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.
The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted through the 1988 Stock
Option and Stock Appreciation Rights Plan and under the 1996 Long Term Incentive Plan. Grant of stock options and stock appreciation rights are made by the Stock Option Committee to key employees after considering the recommendations of the Chairman and CEO.
The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the CEO's compensation relate to the Company's performance.
The base salary and incentive bonus formula for John S. Stein, the Company's CEO, for fiscal year 2000 were determined based upon his responsibilities and contributions to the Company and the performance of the Company. During fiscal 2000, Mr. Stein received a decrease in base salary of 35% from $270,000 to $175,500.
However, the decrease was accompanied by a stipulation that if the Company achieved operating earnings of $.18 per share or more for fiscal year 2000, Mr. Stein would be paid 75% of the base salary reduction. For the fiscal year ended 2000, the Company did achieve operating earnings of more than $.18 per share; consequently, Mr. Stein was reimbursed 75% of the reduction and received a total base salary of $246,375. Mr. Stein's incentive bonus formula which was based upon a pre-determined percentage of the Company's pre-tax operating earnings that exceeded a target of return on equity, produced a bonus of $18,728 for fiscal 2000. Mr. Stein received no stock options during fiscal 2000.
In April of 2000, the Compensation Committee held its regular meeting to consider and recommend compensation for the fiscal year beginning June 1, 2000. At that meetings the Compensation Committee, upon recommendation of John S. Stein, Chairman and CEO, and employing the factors and criteria set out above, recommended a continuation of the 35% reduction in the base salaries of John S. Stein, Chairman, CEO and President, and John H.
Shannon, Vice President, Secretary and Controller. The Compensation
Committee further recommended that if the Company achieves $.215 per share or more in operating earnings for fiscal year 2001, then Messrs. Stein and Shannon would be repaid 75% of the reduction and if the Company achieved operating earnings of $.33 per share or more for fiscal year 2001, Messrs. Stein and Shannon would be paid 100% of their base salary reduction. The Committee also recommended a raise in the base salary of Mark W. McCutcheon, President of Golden Flake Snack Foods, Inc., to $137,500. The recommendations of the Compensation Committee were approved by the Board of Directors; Compensation Committee: John S. Stein, John S. P.
Samford, James I. Rotenstreich, D. Paul Jones, Jr., J. Wallace Nall, Jr.

Shareholder Return Performance Graph
The following graph illustrates, for the period commencing May 31, 1995, and ending May 31, 2000, the yearly percentage change in the cumulative total shareholder return on the Company's common stock as compared with the cumulative total returns of other companies included within the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group.
The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

Fiscal Year Ended May 31

Comparison of five year cumulative total return among the company, NASDAQ stock market index and peer group.

                     1995     1996      1997      1998     1999     2000

Golden Enterprises   100     151.3     123.4     107.5     77.0     62.2
NASDAQ Stock Market  100     145.3     163.8     207.7     293.3   402.6
Peer Group 100       100      97.9     118.4     144.4     116.7    83.3

Fiscal year ended May 31

This graph assumes that $100 was invested in the Company's common stock on May 31, 1995, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consisted of Lance, Inc., Grist Mill Company and J & J Snack Foods Corp., and that dividends were reinvested.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
THE COMPANY, NAS-DAQ
STOCK MARKET INDEX AND PEER GROUP.

CERTAIN TRANSACTIONS
During the fiscal year ended May 31, 2000, the law firm of Spain &
Gillon,
L.L.C., of which John P. McKelroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.
During the fiscal year ended May 31, 2000, Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary of the Company, leased 10 trailers and 6 tractors from SYB, Inc., a corporation primarily owned and controlled by Sloan Y. Bashinsky, Sr. The leases were executed in prior years. Golden Flake uses the tractors and trailers in its ordinary course of business of distributing snack food products.
During the fiscal year ended May 31, 2000, Golden Flake paid an average monthly lease payment of $748 per trailer and $1,668 per tractor. Upon expiration of the leases, Golden Flake has the option to purchase the trailers at their salvage value at an average of $8,000 each, and an option to purchase the tractors at their salvage value at an average of $10,000 each. Golden Flake owns a Cessna Citation II Airplane for business use. Sloan Y. Bashinsky, Sr. has leased the plane for personal use of up to 100 flight hours per year. The lease requires monthly payments of $20,000. During fiscal year 2000, Mr. Bashinsky paid lease payments to Golden Flake of $240,000, and also paid all flight crew expenses for flights used by him. The lease is structured so that the costs of ownership, maintenance and operation of the plane to Golden Flake are offset by the lease payments and payment of the flight crew expenses on flights used by Mr. Bashinsky. The lease is for a term of one year and automatically renews annually on each February 1, unless Golden Flake or Mr. Bashinsky elects to terminate the same. The current lease term will expire on January 31, 2001. Mr. Bashinsky's personal use of the plane is coordinated with Golden Flake so as not to interfere with Golden Flake's business use. The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

INDEPENDENT ACCOUNTANTS
Dudley, Hopton-Jones, Sims & Freeman PLLP, Certified Public Accountants, were selected by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended May 31, 2000. Representatives of Dudley, Hopton-Jones, Sims & Freeman PLLP will be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.
During the fiscal year ended May 31, 2000, Dudley, Hopton-Jones, Sims & Freeman PLLP provided various audit and non-audit services to the Company and its subsidiary. As a part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also assisted in the preparation of the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.
The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.

FINANCIAL STATEMENTS
Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 31, 2000, are contained in the 2000 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 2001. Any other stockholder proposals for the Company's 2001 Annual Meeting of Stockholders must be received no later than July 27, 2001. The proposals must comply with all applicable statues and regulations. Any such proposals should be submitted to Golden Enterprises, Inc., Attention: John H. Shannon, Vice President & Secretary, 2101
Magnolia Avenue South, Suite 212, Birmingham, Alabama 35205.

OTHER BUSINESS
It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matter which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors
John S. Stein
Chairman

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
<card>

PROXY
GOLDEN ENTERPRISES, INC.
2101 Magnolia Avenue South
Birmingham, Alabama 35205

Annual Meeting of Stockholders
September 25, 2000
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints John S. Stein and John H. Shannon as
Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Golden Enterprises, Inc. held of record by the undersigned on
August 4, 2000 at the annual meeting of stockholders to be held on
September 25, 2000 or any adjournment thereof.
1.	ELECTION OF DIRECTORS
FOR all nominees listed below
(except as designated to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

John S. Stein, Edward R. Pascoe, John P. McKleroy, Jr., James I.
Rotenstreich, John S. P. Samford,
D. Paul Jones, Jr., J. Wallace Nall, Jr., F. Wayne Pate, Joann F. Bashinsky, Mark W. McCutcheon
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, which business the Board of Directors was not aware of before July 27, 2000.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of directors. (To be signed on other side.)
(Continued on back)
The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought be ore the meeting, the persons named in the proxy or their substitutes will vote in accordance with their best judgement on such matters.
The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated September 1, 2000, and the 2000 Annual Report to Stockholders.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person
DATE________________________________, 2000
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature
Signature if held jointly